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                                                                Exhibit 10(e)(1)

                                 NCR CORPORATION

                             GLOBAL MASTER AGREEMENT

                                                           ---------------
                                                           Customer Number

                       INTER*ACT ELECTRONIC MARKETING INC.
                           Your Business Name ("you")

                    5032 Parkway Plaza Boulevard, Building 8

                               Charlotte, NC 28217

                                January 26, 2000
                                 Effective Date

                                    CONTENTS

1 - Definitions                                    8 - Your Obligations
2 - Orders, Addenda, and Contract Formation        9 - Product Evaluation
3 - Delivery and Installation                     10 - Defense of Infringement Claims
4 - Prices, Invoice, Payment, Taxes, and Title    11 - NCR's Liability
5 - Services                                      12 - Dispute Resolution
6 - License to Use Software and Deliverables      13 - Miscellaneous Terms
7 - Warranties

1.0      DEFINITIONS

1.1      "Agreement" means this Global Master Agreement.

1.2      "Addendum" is defined in Section 2.1.

1.3      "Contract" is defined in Section 2.3.

1.4      "Deliverables" is defined in Section 5.3.

1.5 "Equipment" means hardware and associated peripherals and features that you acquire from NCR.

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1.6      "NCR Product Specifications" means NCR's official published specifications for Products when you acquire them (which NCR will provide to you upon request), and the documentation which NCR includes with Products delivered to you.

1.7      "NCR" means NCR Corporation.

1.8      "Policies" is defined in Section 2.2.

1.9      "Products" means Equipment, Software, Services, Deliverables, and
Supplies.

1.10 "Services" means those services that you acquire from NCR, including those described in Section 5.0.

1.11 "Software" means computer programs in any form that you acquire from NCR, but does not include diagnostic software as set out in Section 6.3 or software developed by you.

1.12     "Supplies" means consumable items that you acquire from NCR.

1.13     PARTIES

         1.13.1 NCR intends to use its affiliates and distributors to carry out some or all of its non-U.S. activities under this Agreement.

         1.13.2 You intend to use your affiliates to carry out some or all of your non-U.S. activities under this Agreement.

         1.13.3 NCR and you each agree to notify their respective affiliates and distributors of the terms and conditions of this Agreement, and to procure that such affiliates and distributors abide by the terms and conditions of this Agreement.

2.0      ORDERS, ADDENDA, AND CONTRACT FORMATION

2.1 SCOPE; ADDENDA -- This Agreement establishes general terms and conditions that apply to your acquisition (directly or through a leasing company) of Products for your use. This Agreement does not authorize you to acquire Products for resale or redistribution except as permitted in the attached Exhibit A, Reseller Addendum. In the future, you and NCR may agree to additional terms covering a specific transaction. These terms will be contained in an "Addendum" (which may be called an Addendum, "Statement of Work," or other name).

2.2 NCR POLICIES -- This Agreement refers to a number of NCR policies ("Policies"). These are written policies that apply to NCR's customers generally. They contain supplemental details of NCR's Products (for example, details regarding Services and Software usage terms) and the way that NCR interacts with its customers (for example,

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NCR's credit policies). These Policies are incorporated into this Agreement as if they were written in it. NCR will give you copies at your request. Changes to these Policies affect only Contracts (defined in the next Section) which you and NCR subsequently create or which renew; they do not change Contracts in place at the time of the change during such Contracts' then-current terms.

2.3 CONTRACTS -- This Agreement, standing alone, does not constitute an obligation to buy or provide Products except and until you and NCR enter into an Addendum, purchase order, or other document that contains terms and conditions, such as Products being ordered, quantities, prices, delivery schedules, and discounts, which apply only to a specific transaction. This Agreement and each set of transaction-specific documentation will together constitute a "Contract" between you and NCR that is a binding agreement separate from other Contracts. NCR may accept written or oral orders. NCR accepts an order when it signs the order or acknowledges it by performance or otherwise. If NCR accepts a written order, the Contract includes the written order, this Agreement, the applicable Policies, and any applicable Addenda. Unless NCR specifically agrees in writing, any preprinted language on your order forms will not be a part of the Contract. If NCR accepts an oral order, the Contract includes this Agreement, the applicable Policies, any applicable Addenda, and the quantities, prices and product identifications confirmed on NCR's invoice or acknowledgment. If there is a conflict within any Contract, the following order of precedence will apply: first, the order, second, any applicable Addenda, third, Policies, and finally, this Agreement.

2.4 OTHER SOFTWARE LICENSE TERMS; OTHER COMPANY'S PRODUCTS -- If NCR provides Software to you with a "shrink-wrap" or other license, those license terms are included in the Contract rather than the license terms in this Agreement. If NCR provides you with Equipment, Software, Deliverables, or Supplies that bear the logo or copyright of another company with warranty and/or support terms from the other company, the other company's terms are included in the Contract rather than those in this Agreement, and, unless specifically agreed in writing, NCR provides no warranty or support for these products. Upon your request, NCR will give you a copy of the terms discussed in this Section 2.4 before you order these products.

2.5 INVOICED SERVICES -- In order to facilitate the continuation of Services at the end of a warranty period or maintenance Service term, NCR may offer to provide the Services by sending invoices covering them to the person you designate. These invoices will clearly describe the Services and identify the covered Products. If you want the Services, pay the invoices, or let NCR perform the Services. The Contract will include this Agreement, the applicable Policies, and the invoice terms. If you do not want the Services but your employees mistakenly pay the invoice or accept the Services, notify NCR within three months and NCR will cancel the Contract. If you have made any payments, NCR will refund them, less charges for time and materials which NCR has already provided. If you have not made any payments, NCR will charge you for time and materials which NCR has already provided.

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2.6      ELECTRONIC DATA INTERCHANGE ("EDI") -- NCR may provide EDI options, including electronic ordering, invoicing and payment. These options and NCR's acceptance of your electronic document will be governed by an EDI Addendum to this Agreement. If, however, you and NCR communicate electronically without executing an EDI Addendum, an identification code contained in an electronic document will be legally sufficient to verify the sender's identity and the document's authenticity as a signed writing.

2.7 CHANGES -- Each Contract is the complete agreement between you and NCR concerning transactions covered by it, and replaces any prior or contemporary oral or written communications. If you request that NCR cancel or modify a Contract (including changing delivery or installation dates or locations), you and NCR will negotiate in good faith new schedules and/or sufficient compensation to NCR for accommodating you. If no agreement is reached, the Contract will continue unmodified, and if you refuse to perform further or reject
NCR's tender of Products, NCR may pursue its available remedies. No change to this Agreement or a Contract will be effective unless it is in writing and signed by authorized representatives of both you and NCR. Changes to Contracts should be made on NCR's change control form.

3.0      DELIVERY AND INSTALLATION

3.1 DELIVERY -- NCR will use reasonable efforts to perform its obligations by dates included in a Contract. These dates are estimates only. NCR will inform you of delays as far in advance as reasonably possible. If
NCR's performance is delayed (other than by a force majeure) for an unreasonable time, you may cancel delivery without penalty.

3.2 LOCATION AND RISK OF LOSS -- NCR will deliver Products to the location that you specify. If you select the shipping agent, the agent's receipt of the Products constitutes delivery. Risk of loss passes to you upon delivery. You agree to inspect Products when you receive them and to notify NCR promptly if there is any visible damage.

3.3 INSTALLATION -- NCR will notify you if Products require a special physical environment. You agree to provide that environment prior to installation. Upon request, NCR will provide installation Services which may be separately chargeable.

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4.0      PRICES, INVOICE, PAYMENT, TAXES, AND TITLE

4.1 PRICES -- Prices will be included in Contracts. If NCR announces a price increase for a Product which you have ordered and the Contract specifies guaranteed prices and delivery more than 120 days after the price increase becomes effective, NCR will not increase your price for the Product. However, in the event that a Contract for a Product does not specify guaranteed Prices and delivery is more than 120 days after the price increase becomes effective, NCR may increase your price for the Product. Price increases for Services or Software licensed for a periodic fee will only apply to subsequent billing periods.

4.2 INVOICE AND PAYMENT -- Unless otherwise provided in an Addendum to this Agreement, NCR will invoice you (1) for Equipment and Software -after shipment, unless NCR stores Equipment or Software for you, in which case NCR will invoice you when storage begins; (2) for recurring
Services -- in advance; and (3) for non-recurring Services, including the provision of Deliverables -- after NCR provides them to you.
Payment is due when you receive the invoice. NCR reserves the right to charge late fees if it does not receive payment within 30 days from the date of the invoice, at the rate of one and one-half percent per month, or up to the maximum allowed by law, whichever is less. If you do not pay within 30 days after NCR notifies, in advance and in writing, you of your default, NCR also may suspend or terminate applicable Services and repossess or reclaim the applicable Products without waiving NCR's right to payment.

4.3 TAXES AND OTHER CHARGES -- Product prices exclude delivery and installation charges; charges associated with preparing your site; duties, levies and other similar charges; and all taxes (such as sales, use, VAT, and ad valorem taxes, other governmental charges and taxes, and assessments after audit) other than NCR's net income or franchise taxes. If you qualify for tax exemptions, you must provide NCR with appropriate exemption documentation.

4.4 TITLE -- Title of Equipment passes to you on delivery, except if NCR stores purchased Equipment for you, title passes to you where and when storage occurs. NCR retains a purchase money security interest in each Product that you purchase until you pay for it. You appoint NCR as your agent to sign and file a financing statement to perfect NCR's security interest. In addition to NCR's retention of a purchase money security interest in Products and based on NCR's credit policies and unless otherwise provided in an Addendum, NCR may make its acceptance of orders subject to the entering into of additional mutually acceptable credit arrangements, which may include the making of advance payments.

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5.0      SERVICES

5.1      EQUIPMENT WARRANTY AND MAINTENANCE SERVICES

         5.1.1 During the term of an Equipment warranty or Contract for Equipment maintenance Services, NCR will maintain the covered
Equipment in accordance with this Section and applicable
Policies so that it complies with the warranties in Section
7.1.b. Unless otherwise provided in an Addendum to this Agreement, the initial term of a Contract for Equipment maintenance Services is one year and will automatically renew for additional one year terms unless you or NCR terminate it.
Unless otherwise provided in an Addendum to this Agreement, You or NCR may terminate a Contract for Equipment maintenance
Services at any time by providing 30 days advance written notice. On termination under this Section 5.1.1, NCR will refund the unapplied portion of any advance payment.

         5.1.2 Unless otherwise provided in an Addendum to this Agreement, NCR's Equipment warranty and prepaid or contract maintenance Services include parts and, if labor is included in the Service, labor during covered hours. NCR will charge separately for: (1) Supplies; (2) service calls outside of the applicable scope of contracted Service or coverage hours; (3) service calls for Equipment that was in good operating condition at the time of the call; (4) use of specified types of Equipment above their rated usage levels (which NCR will provide to you at your request); and (5) per-call Services covering Products outside of warranty or not on contract maintenance. NCR will also charge separately to repair
Equipment which has failed due to: (i) an alteration to Equipment or Software or attachment not provided by NCR, approved by NCR in writing or compatible with NCR's standard interfaces; (ii) your use of Supplies or products acquired from third parties that are defective or that do not meet NCR standards or specifications; (iii) your or any third party's negligence, misuse, or abuse; or (iv) fire, smoke, water, or acts of God. Replaced parts become or remain NCR's property.
NCR's ability to rework replaced parts allows NCR to provide cost effective maintenance services.

         5.1.3 You must maintain the Equipment site consistent with NCR specifications at your expense, and you must provide safe working conditions and appropriate utility services for maintenance personnel. When Equipment is under warranty or a Contract for maintenance Services, or is loaned to you under
Section 9.0, you may not allow anyone other than NCR or an authorized NCR warranty service provider to maintain it.
Before accepting an order for maintenance Services for Equipment that is not then under maintenance Services or which anyone other than NCR has installed or serviced, NCR may inspect and refurbish it at your expense, subject to your prior approval. Orders for maintenance Services must include all of the same type of Equipment at a location.

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         5.1.4    If NCR provides Services for products you acquire
from third parties, NCR will maintain those products in good operating condition during the term of the Contract for those Services.
NCR will not assume the manufacturer's warranty obligations or make modifications specified by the manufacturer unless otherwise agreed in writing unless otherwise provided in an Addendum to this Agreement,

5.2      SOFTWARE SERVICES

         5.2.1 Unless otherwise provided in an Addendum to this Agreement, during the term of a Software warranty or Contract for Software Services, NCR will perform the following in accordance with this Agreement and applicable Policies: (1) provide telephone access to NCR support resources to assist in resolving Software problems; and (2) distribute, at your request, Software updates. NCR will announce the availability of updates via internet postings or otherwise. Unless otherwise stated, the initial term of a Contract for Software Services is one year and will automatically renew for additional one year terms unless you or NCR terminate it. You or NCR may terminate a Software Services Contract at any time by providing 30 days advance written notice. On termination under this Section 5.2.1, NCR will refund the unapplied portion of any advance payment.

         5.2.2 NCR will provide Software Services for the most recent release and the prior release of covered Software. Software Services for the prior release may not include updates or code level fixes. When you order Software Services, you must order the same level of service (to the extent available) for all interdependent Software operating on the same Equipment. If you have licensed multiple copies of the same Software, you must order Software Services for each copy used at the same location.

         5.2.3 To permit NCR to provide Software Services, upon request you agree to assist in isolating Software problems. You also agree to provide modems and telephone lines for NCR to access your system remotely, to install and test all fixes and updates, and to perform other actions reasonably requested by NCR.

5.3 PROFESSIONAL SERVICES -- When NCR performs Services for you, NCR may provide you with ADeliverables.@ Deliverables may include: (1) custom or third party Software in executable or source code form; and (2) written, visual, or audio materials such as architectural designs, data models, and training materials in either written or electronic form;
which relate to your information processing systems. Software
Deliverables may be subject to additional terms and conditions contained in an Addendum.

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6.0      LICENSE TO USE SOFTWARE AND DELIVERABLES

6.1 Scope -- Subject to your payment of all one-time or periodic license fees, NCR grants you a non-transferable, non-exclusive license to use Software and Deliverables under the terms of this Agreement. Unless the Contract or applicable Policies specify that the license to Software is periodic, your license is perpetual. If the Contract or applicable
Policies do not specify usage terms such as the number of users or site license rights, you may use Software at any time on a single processing unit of the class and model for which you originally licensed it. You may use Software in object code only, unless you and NCR agree to additional terms regarding the use of source code. The license term for Software and Deliverables begins on delivery. Your license to use
Software or Deliverables terminates automatically if you violate the license terms. When a license terminates, you will immediately stop using the Software or Deliverables and either return or destroy all copies.

6.2 GENERAL -- You may not copy Software or Deliverables; transfer, disclose, sublicense or distribute them to any party except as permitted in the attached Exhibit A, Reseller Addendum; or use them other than as allowed by this Agreement or a Contract, except that, subject to Section 2.4, (a) you may transfer Software and Deliverables to your affiliates who agree to be bound by this Agreement, (b) you may give access to the Software and Deliverables to your consultants who agree to be bound by the license terms of this Section 6.0 and the Contract, for the sole purpose of performing consulting services for you, and (c) if you transfer Equipment to a third party, you may transfer Software running on that Equipment to the third party for that party's internal use only (and not for resale or redistribution) if you notify NCR and give the other party a copy of the license terms of the Contract, including this Section 6.0 and all usage limitations. The license transfer will be effective when the third party accepts the terms by initial use of the Software and pays any applicable relicense fees. You will retain copyright notices and proprietary legends on all copies of Software and Deliverables you possess or transfer. Software and Deliverables remain the property of NCR or its licensors. You will not take any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of Software. NCR shall not copy, transfer, disclose, sublicense or distribute your software except as you agree in other Addendums to this Agreement.

6.3 DIAGNOSTIC SOFTWARE -- NCR may provide Products to you that include software, data, documentation, and other material that NCR uses to diagnose the operation of Products (ADiagnostic Tools@). Diagnostic software may be firmware or it may be loaded in memory from disks or other media. The Diagnostic Tools are not licensed for use by any person other than NCR Corporation. Diagnostic Tools are the confidential intellectual property of NCR and are provided solely to assist NCR in supporting its Products. They may not be copied, disclosed to any third party (except under the same terms as under Section 6.2(c)), or used by any person for any purpose whatsoever without NCR's express written consent. NCR may delete or remove
Diagnostic Tools at any time without notice. NCR PROVIDES NO WARRANTIES
FOR DIAGNOSTIC TOOLS AND IS NOT LIABLE FOR THEIR USE BY ANY PERSON
OTHER THAN NCR.

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7.0      WARRANTIES

7.1      Equipment, Supplies, Software, and Services B NCR warrants that:

         (a) Title in Equipment and Supplies will be free and clear except for NCR's security interest.

         (b) Equipment, Supplies, and Software media will be free from defects in material and workmanship and will conform to NCR Product Specifications. Software operation will materially conform to NCR Product Specifications (except for Software Deliverables, which are covered in 7.1(c) below).

         (c) Deliverables, including Software Deliverables, will materially conform to the specifications included in the applicable Addendum.

         (d) Equipment and Software listed in the "NCR Year 2000 Qualification List" ("Qualified Products") at the time of acquisition from NCR will comply with the "NCR Year 2000 Qualification Requirements Definition" in effect at the time of acquisition. Both the Qualification List and the Qualification Requirements Definition will be made available to you at your request. This warranty applies only to the performance of the Qualified Products themselves, and does not extend to the use of Qualified Products in combination with other products, whether acquired from NCR or not. Notwithstanding Section 7.2, this warranty is not limited in duration.

         (e) It will provide Services in a professional manner consistent with
         Section 5.0, any Contract, and applicable Policies in effect at the time the Services are rendered.

7.2 WARRANTY PERIOD -- Unless otherwise specified in a Contract or Policies at the time of delivery, the warranty period for Equipment and Supplies is 90 days, and for Software and Deliverables is 30 days. Unless otherwise provided in an Addendum to this Agreement, the warranty period begins on delivery of the Product. As specified in the Kiosk
Addendum dated January 26, 2000, warranty begins upon installation at your end-user's site but, in no event, will it begin more than three
(3) months after delivery to you or your designated staging agent. The warranty for a copy of a piece of Software covers only that specific copy; software fixes supplied under warranty Services may not be incorporated into other copies of the same Software which are not then under warranty or a Contract for Software Services.

7.3 NONCONFORMANCE WITH WARRANTIES -- If Equipment, Software (except Software Deliverables, which are covered by the next sentence), or Supplies do not conform to their warranties during the applicable warranty period, NCR will without charge: (a) under Section 5.1 repair Equipment or replace it with a unit of Equipment that is at least

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functionally equivalent; (b) under Section 5.2 correct Software; or (c)
replace Supplies. If NCR does not perform Services as warranted
(including by providing Deliverables that do not conform to their warranties) and you provide prompt notice, NCR will use its best efforts to reperform them.

7.4      REFUNDS

         7.4.1 If NCR is unable to repair, correct, or replace Equipment, Software (except Software Deliverables, which are covered by Section 7.4.2), or Supplies under Section 7.3 within a reasonable time, you may return the defective Product and obtain a refund, or you may accept the Product "as is."

         7.4.2 If NCR is unable to reperform Services as warranted under Section
         7.3 within a reasonable time (including by correcting any non-conforming Deliverables), you may terminate the Contract and obtain a refund of your payments to NCR for those Services and/or associated Deliverables. Your refund for a fixed term Services Contract will not exceed your most recent payment for such Services.

         7.4.3 If NCR makes a warranty in a Contract that does not have a specified remedy for its failure, and a problem arises concerning that warranty, you will notify NCR promptly in writing, and NCR will without charge correct the problem. If NCR is unable to correct the problem within a reasonable time, you may return the affected Product(s) and obtain a refund.

         7.4.4 Any refund under this Section 7.0 will be reduced on the same basis as you depreciate the Product(s) in your financial statements, calculated from the delivery date. If you do not depreciate the Product(s), the refund will be reduced on a 5-year straight-line basis.

7.5 WARRANTY SERVICES -- NCR will provide warranty Services under the applicable Policies in effect when it delivers the Products. You may separately purchase expanded warranty Services from NCR, when available.

7.6 EXCEPT FOR WARRANTIES SPECIFICALLY CONTAINED IN THIS AGREEMENT OR A CONTRACT, NCR DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING
BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS
FOR A PARTICULAR PURPOSE AND THOSE ARISING FROM A COURSE OF DEALING.
NCR DOES NOT WARRANT THAT PRODUCTS WILL OPERATE UNINTERRUPTED OR ERROR
FREE, OR THAT ALL DEFICIENCIES, ERRORS, DEFECTS OR NONCONFORMITIES WILL
BE CORRECTED. NCR HAS NO WARRANTY OBLIGATION FOR PRODUCTS THAT YOU
ACQUIRE FROM THIRD PARTIES, EVEN IF NCR ASSISTED IN EVALUATING OR
SELECTING THEM. THE FAILURE OF PRODUCTS YOU ACQUIRE FROM THIRD PARTIES
OR THEIR SUPPLIERS WILL NOT AFFECT YOUR OBLIGATIONS TO NCR. IF NCR DESIGNATES THAT PRODUCTS ARE PROVIDED "AS IS," THERE IS NO WARRANTY.

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7.7      EXCLUSIVE  REMEDIES -- Your rights and remedies set forth in this
Agreement or a Contract are exclusive and in lieu of all other rights and remedies related to any Contract or Product (except to the extent that applicable law prohibits agreements to disclaim warranties or limit liabilities).

8.0      YOUR OBLIGATIONS

The successful performance of our Products depends on your knowledgeable selection and operation of the Products and your reasonable cooperation with NCR. Your obligations include, unless otherwise provided in an Addendum to this Agreement :

         (a) determining whether the Products, if they perform as warranted, will meet your specific requirements;

         (b) giving NCR sufficient, free, and safe access to your facilities, free of any hazardous materials (e.g., asbestos) or conditions;

         (c) providing back-up equipment and services to safeguard your programs, data and funds;

         (d) giving NCR reasonable access to your employees, including clearly identified key contacts;

         (e) obtaining the commitment of your management to the success of the Products and communicating that commitment to all of your employees;

         (f) appropriately educating your employees on the use of the Products;

         (g) giving NCR information that it requests that is reasonably relevant to your implementation or operation of the Products;

         (h) obtaining any necessary governmental permits or consents;

         (i) implementing and operating the Products;

         (j) testing and operating Software and all Software updates; and

         (k) documenting Software problems.

If you cause a delay in NCR's performance under a Contract, NCR may charge you a reasonable amount for accommodating you as specified in a separate Contract or Addendum to this Agreement, eg: Kiosk Addendum dated January 26, 2000, Section 9.0.

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9.0      PRODUCT EVALUATION

NCR may loan Products to you for your evaluation. You and NCR will agree in advance on: (1) the length of the evaluation period; (2) prices if you elect to acquire the Products; (3) the post-evaluation warranty periods, if any; and (4) who will bear related costs of freight, installation/deinstallation and maintenance. The evaluation period will begin when NCR delivers the Products to you. At the end of the evaluation period, you will make the Products available for return to NCR, or NCR will invoice you for the Products at the agreed prices. You agree not to move the Products to another location during the evaluation without NCR's consent. DURING YOUR EVALUATION, PRODUCTS ARE FURNISHED TO YOU "AS IS." IF YOU ARE DISSATISFIED WITH THEM FOR ANY REASON, YOUR EXCLUSIVE REMEDY WILL BE NCR'S REMOVAL OF THE PRODUCTS FROM YOUR SITE.

10.0     DEFENSE OF INFRINGEMENT CLAIMS

NCR will defend at its expense any claim or suit brought against you alleging that any Product infringes a patent, copyright or trade secret and will pay all costs and damages finally awarded, if you promptly notify NCR of the claim and give NCR (a) the information and cooperation that NCR reasonably asks for, and
(b) sole authority to defend or settle the claim. In handling the claim, NCR may obtain for you the right to continue using the Product or replace or modify the Product so that it becomes non-infringing. If NCR is unable to reasonably secure those remedies, as a last resort NCR will refund the purchase price for infringing Equipment and refund one-time license fees for infringing Software. The refund will be reduced on the same basis as you depreciate the infringing Product in your financial statements. If you do not depreciate it, the refund will be reduced on a 5-year straight-line basis. NCR is not obligated to indemnify you under this Section 10.0 if the alleged infringement is based on the use of the Product with other products not furnished directly by NCR, or on NCR's compliance with any designs, specifications or instructions provided by you, or if anyone other than NCR has modified the Product. THIS SECTION STATES NCR'S ENTIRE LIABILITY FOR INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, AND OTHER INTELLECTUAL PROPERTY RIGHTS.

11.0     NCR'S LIABILITY

Circumstances may arise where, because of NCR's default or other liability, you are entitled to recover damages from NCR. In each such instance, regardless of the basis on which you become entitled to claim damages, your sole remedy, and NCR's entire liability (except to the extent that applicable law prohibits agreements to limit liabilities), is as follows:

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11.1 For failure (i) of Equipment, Supplies, and Software (other than Software
Deliverables, which are covered by the next clause) to conform to their warranties during a warranty period, (ii) to perform Services (including by providing Deliverables that do not conform to their warranties) as warranted, and (iii) any warranty as set out in Section 7.4.3, as stated in Section 7.0.

11.2 For delays in delivery, as stated in Section 3.1 or as otherwise provided in a Contract.

11.3 For your dissatisfaction with Products that NCR loans to you, as stated in
Section 9.0.

11.4 For infringement of patents, copyrights, trade secrets, and other intellectual property rights, as stated in Section 10.0.

11.5 For bodily injury, including death, caused by NCR's negligence, NCR's liability will be unlimited, to the extent NCR's negligence caused the injury. For physical damage to tangible property, NCR will be liable for direct damages up to $1,000,000 per occurrence, to the extent NCR's negligence caused the damage.

11.6 FOR ALL CLAIMS NOT EXPRESSLY ADDRESSED IN SECTIONS 11.1 THROUGH 11.5 (OR IF THE REMEDIES IN THOSE SECTIONS ARE HELD TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE OR ARE OTHERWISE HELD TO BE INVALID OR UNENFORCEABLE), INCLUDING BUT NOT LIMITED TO CLAIMS OF FRAUD OR MISREPRESENTATION ARISING OUT OF OR RELATED IN ANY MANNER TO THE PERFORMANCE OF ANY OBLIGATIONS UNDER A CONTRACT, NCR'S CUMULATIVE LIABILITY (INCLUDING REFUNDS AND THE VALUE OF REPLACEMENT PRODUCTS GIVEN TO YOU) WILL BE LIMITED TO YOUR PROVEN DIRECT DAMAGES NOT TO EXCEED THE AMOUNT YOU PAID NCR FOR THE APPLICABLE PRODUCT IN CONTROVERSY.

11.7 UNDER NO CIRCUMSTANCES ARE NCR, OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS, OR SUPPLIERS LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES; OR FOR LOSS OF PROFITS, REVENUE, OR DATA; WHETHER IN AN ACTION IN CONTRACT, TORT, PRODUCT LIABILITY, STATUTE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.

11.8 SECTIONS 11.6 AND 11.7 WILL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

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12.0     DISPUTE RESOLUTION

12.1 Negotiation, Escalation and Mediation -- If any controversy or claim arises relating to this Agreement or any Contract, you and NCR will attempt in good faith to negotiate a solution to our differences, including progressively escalating any controversy or claim through senior levels of management. If negotiation does not result in a resolution within 15 business days of when one party first notifies the other of the controversy or claim, you and NCR will participate in good faith mediation as administered by the American Arbitration Association.

12.2 ARBITRATION -- Any controversy or claim between you and NCR, whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of infringement, fraud, or misrepresentation) which cannot be resolved by negotiation or mediation will be resolved by binding arbitration under this
Section 12.2 and the then-current Commercial Rules and supervision of the American Arbitration Association. The duty to arbitrate will extend to any employee, officer, shareholder, agent, or affiliate of you or NCR making or defending a claim which would be subject to arbitration if brought by you or NCR. If any part of this Section 12.0 is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate or any other part of this Section 12.0. The arbitration will be held in the United States headquarters city of the party not initiating the claim before a sole arbitrator who is knowledgeable in business information and electronic data processing systems. The arbitrator's award will be final and binding and may be entered in any court having jurisdiction. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement or a Contract. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the state of New York, as provided by Section 13.9.

12.3 COSTS -- Each party will bear its own attorney's fees and other costs associated with the negotiation, mediation, and arbitration provided for by this
Section 12.0, except that costs and expenses of arbitration other than attorney's fees will be paid as provided by the rules of the American Arbitration Association. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings will pay all associated costs, expenses and attorney's fees which are reasonably incurred by the other party.

12.4 TWO YEAR LIMITATION -- Neither you nor NCR may bring a claim or action regardless of form, arising out of or related to this Agreement, including any claim of fraud or misrepresentation, more than two years after the delivery of any Products at issue, or more than two years after cause of action accrues, whichever is later.

12.5 CONFIDENTIALITY -- In order to facilitate the resolution of controversies or claims between you and NCR, you and NCR will keep them confidential, including details regarding negotiations, mediation, arbitration, and settlement terms.

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
12.6 SUBSTITUTE PRODUCTS -- Your acceptance of refunds or substitute Products under this Agreement waives all claims relating to the nonperforming Products involved.

13.0 MISCELLANEOUS TERMS

13.1 Effective Date; Non-Waiver; Assignment -- The cover page of this Agreement specifies the effective date. If the date is left blank, the date NCR signs this Agreement or first provides Products to you is the effective date. Failure to enforce any term of this Agreement or a Contract is not a waiver of future enforcement of that or any other term. Neither you nor NCR may assign this Agreement, a Contract, or its rights or obligations under them without the express written consent of the other, except NCR may assign this Agreement or a Contract to an affiliate and may use subcontractors or resellers to fulfill its obligations.

13.2 SEVERABILITY -- If any provision of this Agreement or a Contract is held to be illegal, invalid, or unenforceable, the provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remaining provisions of this Agreement or the Contract will remain in full force and effect.

13.3 TERMINATION -- This Agreement will remain in effect until you or NCR terminate it on 30 days advance written notice. Termination of this Agreement will not terminate any existing Contract or Addendum to this Agreement.

13.4 INSOLVENCY AND BANKRUPTCY -- On the occurrence of any of the following, all Contracts will automatically terminate unless the non-affected party elects to have any such contract continue:

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
         (a) the admission by either party in writing of its inability to pay its debts generally or the making of a general assignment for the benefit of creditors;

         (b) any affirmative act of insolvency by either party or the filing by or against any party of any petition or action under any bankruptcy, reorganization, insolvency arrangement, liquidation, dissolution or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

         (c) the subjection of a material part of either party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency.

13.5 CONFIDENTIALITY; CUSTOMER REFERENCES --Without revealing any specific terms of this Agreement, you may disclose that NCR is your vendor and NCR may disclose that you are an NCR customer, and both parties may disclose the Products you are purchasing from NCR, the contract value and the purpose for which you intend to use those Products. Each party may request the other to participate in mutually agreed upon marketing activities, including participating in and providing quotes for inclusion in press releases, participating in print and television advertisements, discussions with the media and business analysts, speaking at company and industry events and allowing the other to document a case study of its use of NCR products.

13.6 NOTICES -- All notices (including requests, consents or waivers) made under this Agreement or any Contract will be in writing and delivered by facsimile, electronic mail, or other electronic means (in which case the recipient will provide acknowledgment within one business day separately from any machine-generated automatic reply); or by prepaid means providing proof of delivery. Notices are effective upon receipt. NCR will send notices to you at the address on the face of this Agreement, and you will send notices to NCR at its local district office or other designated address, with an additional copy to:

            General Counsel/Notices  WHQ-5
            NCR Corporation
            Dayton, OH  45479

            Fax:       (937) 445-7214

            Email:     law.notices@daytonoOH.ncr.com

Either party may change its address upon notice as required by this Section.

13.7 GEOGRAPHIC SCOPE This Agreement shall be applicable to the parties business relationship on a global basis. Both you and NCR will comply with all applicable laws, regulations, rules and ordinances in force, including any laws relating to export control applicable to any Contract, and specifically to all U.S. laws relating to foreign corrupt practices.

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
13.8 FORCE MAJEURE -- Neither party is liable for failing to fulfill its obligations due to acts of God, civil or military authority, war, riots, strikes, fire, or other causes beyond its reasonable control, except for your obligation to make payments.

13.9 CHOICE OF LAW -- New York law governs this Agreement, except for its laws regarding choice of law and as stated in Section 12.2; the United Nations Convention on Contracts for the International Sales of Goods does not apply.

THIS AGREEMENT TOGETHER WITH ANY CONTRACTS SETS OUT THE ENTIRE AGREEMENT WITH RESPECT TO YOUR ACQUISITION OF PRODUCTS FROM NCR. YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT.

Executed on your behalf by:

INTER*ACT ELECTRONIC                 NCR CORPORATION
MARKETING INC.

/S/ LEE ARMBUSTER                   /S/JAMES G. NADLER
Authorized Signature                Authorized Signature

LEE ARMBUSTER                       JAMES G. NADLER
Printed Name                        Printed Name

PRESIDENT/COO                       VICE PRESIDENT -
Title                               Title

2/20/00                             2/16/2000
Date                                Date

                                    /s/ Alan Couch
                                    Alan Couch
                                    3/1/00


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                                    EXHIBIT A

                                RESELLER ADDENDUM

      AS OF FEBRUARY 14, 2000, THE RESELLER ADDENDUM IS TO BE NEGOTIATED.

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